SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 15, 2005

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation or		Number)
organization)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     (a) On December 15, 2005, the Board of Directors of Weyerhaeuser Company approved the permanent closure of two paper machines, a containerboard machine, four corrugated packaging plants, two corrugated sheet feeder plants and a retail paper bag plant. The closures are intended to strengthen shareholder returns and sharpen the focus of the company’s business portfolio and are part of the company’s comprehensive strategy to focus its portfolio of businesses and facilities to position the company for long-term profitability and success.
The affected assets include:
•	One of two paper machines at the Dryden pulp and paper mill in Ontario, Canada. The paper machine will be closed on April 1, 2006 due to poor market conditions and high costs associated with the machine. Closure of the Dryden machine will remove 155,000 tons of uncoated freesheet capacity. Dryden will continue producing about 332,000 tons of white paper. The closure affects approximately 80 of the mill’s 795 employees. Dryden’s bleached market pulp mill and converting sheeters will continue to operate.

•	The Prince Albert pulp and paper mill in Saskatchewan, Canada. On October 4, 2005, the company announced an indefinite closure of the paper machine as a result of poor market conditions. The Prince Albert paper machine will cease production on January 2, 2006. The Prince Albert pulp mill is being offered for sale and will continue operating until spring, 2006 to minimize risk of damage caused by cold winter weather. The Prince Albert pulp and paper mill has an annual capacity of 280,000 tons of uncoated paper and 130,000 metric tons of market pulp. It employs 690 hourly and salaried employees.

•	The 350,000-ton-per-year containerboard machine in Plymouth, North Carolina. On November 29, 2005 the company announced plans for an indefinite curtailment of production at the facility after concluding that the containerboard machine no longer was economically sustainable. The machine will cease production on February 13, 2006. Approximately 200 employees are affected by the closure.
•	Corrugated packaging plants in Bedford Heights, Ohio; Elmira Heights, New York; Little Rock, Arkansas; and Matthews, North Carolina; Corrugated sheet feeder plants in Pulaski, Tennessee, and Waco, Texas; and a retail paper bag plant in Kansas City, Missouri. The company estimates that over 600 employees will be affected by these closures. These plants will cease operations on various dates in the first quarter and early second quarter of 2006.
     (b) The company estimates that it will record net pre-tax charges by major category in the following range:

Dollar amounts in millions	Low	High

Asset impairment	$497	$518
Termination benefits	24	34
Pension curtailment	(10)	(10)
Other closure costs	12	14

	$523	$556

     In October, the company recognized a pre-tax charge of $371 million as a result of the decision to indefinitely close the Prince Albert pulp and paper operations and the impairment of the Big River sawmill. The company plans to recognize a $10 million pre-tax gain for the curtailment of a pension plan that covers Prince Albert employees in December. In addition, the Company expects to recognize other pre-tax charges associated with the closure decisions disclosed above in December. As a result, the company expects to recognize total net pre-tax charges of $511 million to $542 million in the fourth quarter of 2005 related to the events disclosed above.
     (c) The total estimated range of net pre-tax charges in connection with the closure decisions disclosed above is $523 million to $556 million. The following table presents the estimated pre-tax charges by facility:

Dollar amounts in millions	Low	High

Fourth quarter 2005:
Dryden paper machine	$35	$40
Prince Albert pulp and paper mill	336	342
Big River sawmill	25	25
Plymouth containerboard machine	93	110
Packaging, sheet feeder and bag plants	22	25

Total fourth quarter 2005	511	542

Future:
Plymouth containerboard machine	2	2
Packaging, sheet feeder and bag plants	10	12

Total future	12	14

	$523	$556

     Detail by facility is as follows:
•	The company estimates that it will record a pre-tax asset impairment charge related to the closure of the Dryden paper machine in the range of approximately $33 million to $37 million and a pre-tax charge for termination benefits and pension costs of approximately $2 million to $3 million.
•	As disclosed in Form 8-K dated October 17, 2005, the company initially estimated the charge required for the Prince Albert pulp and paper mill and the Big River sawmill to be in the range of approximately $375 million to $400 million pre-tax, including termination benefits and costs for pension plan settlement. As indicated in the table above, the current estimate of the charge required for the Prince Albert pulp and paper mill and the Big River sawmill to be in the range of $361 million to $367 million pre-tax. The estimated pre-tax charge is comprised of the following:
•	$362 million of asset impairments

•	$9 million to $15 million for termination benefits

•	$10 million gain for curtailment of pension benefits
The company has determined that its decision to permanently close the paper operations at the Prince Albert pulp and paper mill will not result in additional charges. Additional charges may be required in the future if, for example, the efforts to sell the Prince Albert pulp operations are unsuccessful, or if the Prince Albert pulp operations are sold for less than estimated.

•	The company estimates that it will record a pre-tax charge for asset impairments, in the range of $89 million to $104 million and a pre-tax charge for termination benefits in the range of $4 million to $6 million in fourth quarter of 2005 relating to the closure of a containerboard machine in Plymouth. The company also estimates it will incur additional future pre-tax costs of approximately $2 million for equipment relocation and other related activities.

•	The company estimates that it will record a pre-tax charge for asset impairments in the range of $13 million to $15 million and a pre-tax charge for termination benefits in the range of $9 million to $10 million in the fourth quarter of 2005 related to the closure of the four corrugated packaging plants, two corrugated sheet feeder plants and the retail paper bag plant. The company also estimates that it will incur additional future pre-tax costs of $10 million to $12 million for employee outplacement, equipment and employee relocation, demolition and other related activities.
     (d) The company estimates that cash expenditures relating to the closures will be in the following range:

Dollar amounts in millions	Low	High

Dryden paper machine	$2	$3
Prince Albert pulp and paper mill	9	15
Plymouth containerboard machine	6	8
Packaging, sheet feeder and bag plants	19	22

	$36	$48

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following items are filed as exhibits to this report:
99.1	Weyerhaeuser Company press release announcing the permanent closure of a Dryden paper machine and the Prince Albert paper operations.

99.2	Weyerhaeuser Company press release announcing the permanent closure of the Plymouth containerboard machine and certain packaging and bag plants.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By /s/ Steven J. Hillyard
Its: Vice President and
December 15, 2005	Chief Accounting Officer Date: